EXHIBIT 8 - Consent Letters of Auditors

                         Consent of Independent Auditors

We consent to the use in this Annual Report on Form 40-F of our report dated November 27, 2002 on the consolidated balance sheet of Canadian Imperial Bank of Commerce as at October 31, 2002 and the consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended, which appears in the the Bank's 2002 Annual Report to Shareholders and our Comments by Auditors on Canada-U.S. Reporting Difference which appear in this Annual Report on Form 40-F.


/s/ Deloitte & Touche LLP                         /s/ PricewaterhouseCoopers LLP
-------------------------                         ------------------------------
Deloitte & Touche LLP                             PricewaterhouseCoopers LLP
Chartered Accountants                             Chartered Accountants
January 14, 2003                                  January 14, 2003


                         Consent of Independent Auditors

We consent to the use in this Annual Report on Form 40-F of our report dated November 27, 2002 on the consolidated balance sheet of Canadian Imperial Bank of Commerce as at October 31, 2001 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two year period ended October 31, 2001, which appears in the Bank's 2002 Annual Report to Shareholders and our Comments by Auditors on Canada-U.S. Reporting Difference which appears in this Annual Report on Form 40-F.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Chartered Accountants
January 14, 2003